EXHIBIT 99.2
THE SPECTRANETICS CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2008
(In thousands except share data)
Overview
Historically, the Kensey Nash Endovascular Business was comprised of components of the KNC business and was not operated as a separately identifiable business segment. KNC operations and products were aggregated into a single reportable segment since they have similar economic characteristics, production processes, types of customers and distribution methods. In addition, certain indirect costs, including general corporate overhead expenses such as corporate personnel costs, information technology costs and interest expense, and income taxes were not historically identified and accounted for in the financial records of the components comprising the Kensey Nash Endovascular Business. Consequently, full separate financial statements did not exist. Pursuant to a letter dated August 7, 2008 (the “August 7, 2008 letter”) from the Securities and Exchange Commission (the “SEC”), the SEC stated that it would not object to Spectranetics filing audited and unaudited Statements of Assets Acquired and Liabilities Assumed and Statements of Revenues and Direct Expenses instead of full financial statements as required by Rule 3-05 of Regulation S-X. The SEC stated in the August 7, 2008 letter that it would waive the requirement set forth in Article 11 of Regulation S-X for pro forma statements of operations if such a presentation would require forward-looking information in order to meaningfully present the pro forma effect of the acquisition of the Kensey Nash Endovascular Business. Additionally, the SEC encouraged a presentation of forward-looking information regarding the revenues and expenses of the Kensey Nash Endovascular Business as reorganized under the Spectranetics’ corporate structure and management. Management has concluded that forward-looking information would be required to meaningfully present the pro forma effect of the acquisition of the Kensey Nash Endovascular Business on the historical statements of operations of the Company. As a result, only a pro forma balance sheet as of March 31, 2008 has been furnished. Also furnished is a discussion of certain supplemental forward-looking information regarding the revenues and expenses of the Kensey Nash Endovascular Business as reorganized under the corporate structure and management of Spectranetics. The following unaudited pro forma condensed consolidated balance sheet and explanatory notes present the consolidated balance sheet of Spectranetics and the Kensey Nash Endovascular Business as if the businesses were actually combined as of March 31, 2008.
The unaudited pro forma condensed consolidated balance sheet reflects the impact of Spectranetics’ acquisition of the Kensey Nash Endovascular Business under the purchase method of accounting. Under this method of accounting, the acquired assets and assumed liabilities of the Kensey Nash Endovascular Business are recorded by Spectranetics at their estimated fair values as of the date the acquisition is completed. Independent valuation specialists have conducted analyses in order to assist management in determining the fair values of the selected assets and liabilities. The final work performed by the valuation specialists will be considered in the final determination by management of the fair market value of the acquired assets and assumed liabilities of the Kensey Nash Endovascular Business.
The unaudited pro forma condensed consolidated balance sheet is based on estimates and assumptions. The data is presented for informational purposes only and is not intended to represent or be indicative of the consolidated financial condition of the proposed combined entity that would have been reported had the proposed acquisition been completed as of March 31, 2008, and should not be taken as representative of future consolidated financial condition.
The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in our Annual Report on Form 10-K as filed on March 17, 2008 for our fiscal year end December 31, 2007 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008.
The unaudited pro forma condensed consolidated balance sheet includes the entries to record the transaction costs incurred, the consideration paid and the estimated fair value of the assets and liabilities acquired. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed consolidated balance sheet, the allocation of the purchase price reflected in the pro forma condensed consolidated balance sheet is subject to adjustment and may vary from the actual purchase price allocation that was recorded for the acquisition as of May 30, 2008.

THE SPECTRANETICS CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2008
(In thousands)

		KENSEY NASH
		ENDOVASCULAR	Pro-Forma		SPECTRANETICS
	SPECTRANETICS	BUSINESS	Adjustments		PRO FORMA
ASSETS
Current Assets
Cash and cash equivalents	$21,260	$597	$(10,000)	{a}	$12,178
			321	{b}
Investment securities available for sale	12,764				12,764
Trade accounts receivable, net	14,722	841	78	{b}	15,641
Inventories, net	5,653	230	46	{b}	5,929
Deferred income taxes, net	2,533				2,533
Prepaid assets and other current assets	2,129	254	(206)	{b}	2,177

Total current assets	59,061	1,922	(9,761)		51,222

Property and equipment, net	27,244	1,996	(302)	{b}	28,938
Long-term investment securities available for sale	18,000				18,000
Long-term deferred income taxes, net	3,238				3,238
Goodwill	308		3,106	{d}	3,414
Acquired intangibles, net	—	1,352	(549)	{e}	803
Restricted investment	1,364				1,364
Other assets	317				317

TOTAL ASSETS	$109,532	$5,270	$(7,506)		$107,296

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$12,840	$149	$769	{b}	$14,453
			695	{c}
Deferred revenue	2,394				2,394

Total current liabilities	15,234	149	1,464		16,847

Other long-term liabilities	304	—			304

Total Liabilities	15,538	149	1,464		17,151

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity
Acquired Net Assets and Liabilities	—	5,121	(5,121)	{b}	—
Preferred Stock	—	—			—
Common Stock	32	—			32
Additional paid-in capital	160,151	—			160,151
Accumulated other comprehensive income	805	—			805
Accumulated Deficit	(66,994)	—	(3,849)	{f}	(70,843)

Total Shareholders’ Equity	93,994	5,121	(8,970)	—	90,145

TOTAL LIABILITIES AND EQUITY	$109,532	$5,270	$(7,506)		$107,296

THE SPECTRANETICS CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2008
(In thousands)
(a) Represents the cash consideration paid to KNC
(b) Represents adjustments to the Kensey Nash Endovascular Business carrying amounts as of March 31, 2008 for current assets and liabilities and machinery and equipment to reflect the actual purchase price allocation to these assets and liabilities as of the acquisition date.

Allocation of purchase price
Current Assets	$2,161
Goodwill	3,106
Intangibles	803
Machinery and equipment	1,694
In-process research and development	3,849

Total assets acquired	11,813

Current liabilities	(918)

Total purchase price	$10,695

Total purchase price consists of:
Cash payment to KNC	$10,000
Acquisition costs	695

Total consideration	$10,695

Under the purchase method of accounting, the total estimated purchase price is allocated to the tangible and intangible acquired assets and assumed liabilities of the Kensey Nash Endovascular Business, based on the fair values as of the completion of the acquisition. Independent valuation specialists conducted a valuation to assist management of Spectranetics in determining the fair values of a significant portion of these assets. The work performed by the independent valuation has been considered in management’s estimates of the fair values reflected. As set forth by the guidance in SFAS No. 142 Goodwill and Other Intangible Assets, Spectranetics will regularly evaluate whether events and circumstances have occurred that indicate a possible impairment of goodwill.
(c) Represents acquisition costs accrued by Spectranetics.
(d) Represents allocation of purchase price to goodwill, as summarized in table above.
(e) Represents write-down of intangible assets to their estimated fair value as of the acquisition date, as part of the allocation of purchase price, as summarized in table above.
(f) Represents portion of purchase price allocated to in-process research and development, which Spectranetics expensed immediately upon acquisition.

1

THE SPECTRANETICS CORPORATION
SUPPLEMENTAL FORWARD-LOOKING INFORMATION
A NOTE ABOUT FORWARD-LOOKING STATEMENTS
The statements, other than statements of historical fact, included below are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “seek,” “could,” “should,” “continues,” or “believe,” or the negative or other variations thereof. We believe that the expectations reflected in such forward-looking statements are accurate. However, we cannot provide assurance that such expectations will occur. Our actual future performance could differ materially from such statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially. These risks and uncertainties may include adverse results of the ongoing FDA and ICE investigation that could result in an adverse impact on the Company’s business, market acceptance of excimer laser atherectomy technology, increasing price and product competition, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of the Company’s strategic direction, dependence on new product development, intellectual property claims of third parties, availability of inventory from suppliers, the receipt of FDA approval to market new products or applications and the timeliness of any approvals, market acceptance of new products or applications, product defects, ability to manufacture sufficient volumes to fulfill customer demand, availability of vendor-sourced components at reasonable prices and unexpected delays or costs associated with the Company’s relocation and consolidation of its headquarters and manufacturing operations. You should also carefully review the risk factors set forth in our most recent Form 10-K, as well as those described in our Form 10-Q filings for the three months ended March 31, 2008 and June 30, 2008. Forward-looking statements apply only as of the date of this report; as such, they should not be unduly relied upon for current circumstances. Except as required by law, we are not obligated to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this report or those that might reflect the occurrence of unanticipated events.
Overview
Spectranetics’s acquisition of the Kensey Nash Endovascular Business closed on May 30, 2008. We are providing the following supplemental information regarding management’s plans for the combined business going forward. Forward-looking information is being provided for the seven-month period from the closure of the transaction through December 31, 2008, and for the year ended December 31, 2009.
Revenue
In the United States, the acquired products will be sold through our Vascular Interventions sales organization consisting of 76 individuals as of May 30, 2008, as compared with approximately 10 sales employees of KNC in the United States immediately prior to the acquisition. In Europe, we will sell the acquired products through our direct sales organization in Germany, the Netherlands and the Benelux countries, and our distributor network throughout the rest of Europe, Middle East and Russia. We initially intend to focus on sales of the QuickCat products, which comprised 47 percent of the revenue of the Kensey Nash Endovascular Business during the year ended December 31, 2007. We are not actively promoting the current generation ThromCat and SafeCross products. Pursuant to the terms of the Development and Regulatory Services Agreement dated as of May 30, 2008 between Spectranetics and KNC, KNC is conducting work, on behalf of Spectranetics, to develop and obtain regulatory approval from the FDA for the next-generation ThromCat and SafeCross devices.
Expenses
Cost of Revenue — On May 30, 2008, KNC and Spectranetics entered into a Manufacturing and Licensing Agreement pursuant to which KNC will manufacture for Spectranetics the endovascular products acquired by Spectranetics under the Asset Purchase Agreement, and Spectranetics will purchase such products exclusively from KNC for specified time periods ranging from six months for QuickCat to three years for ThromCat and SafeCross. The arrangement to manufacture ThromCat and SafeCross may be extended beyond the initial three-year manufacturing period under certain circumstances. During that time, Spectranetics will pay transfer prices for the products based on KNC’s cost to manufacture such products plus a percentage of the sales of the ThromCat and SafeCross products. After KNC’s manufacture of the ThromCat and SafeCross products is transferred to Spectranetics, Spectranetics will be obligated to pay a reduced percentage of sales on such products. These payments are subject to further reduction depending upon the scope of patent protection obtained for the ThromCat product. After KNC’s manufacture of the QuickCat product has transferred to Spectranetics, Spectranetics will have no obligation to make additional payments to KNC related to future sales of the QuickCat product except for any sales-based milestone payments as described below under Expenses — Research and Development. We currently anticipate transferring manufacturing of the QuickCat product in late 2008 or early 2009.

We expect gross margins on sales of the acquired products to be in the range of 55 to 60 percent based on the current average selling price of the acquired products, contractual payments for the purchase of the acquired products manufactured by KNC, anticipated manufacturing costs for the QuickCat, and depreciation expenses associated with the acquired assets.
Selling and Administrative — These costs consist primarily of marketing, sales and direct administrative costs associated with the sale of QuickCat, ThromCat and SafeCross products. The historical selling and administrative costs associated with the Kensey Nash Endovascular Business are not necessarily indicative of the costs that Spectranetics will incur.
At its peak, the KNC U.S. sales organization consisted of 20 sales professionals and totaled approximately 10 sales professionals at May 30, 2008. Since Spectranetics already has a large, established sales organization in the United States and an existing sales organization in Europe, the incremental sales expenses are limited primarily to the five employees we hired from KNC as a result of the acquisition. We hired one sales professional from KNC in the U.S. and four sales professionals in Europe to add to our direct sales organization in Germany. Further, we incurred sales training costs of approximately $120,000 during the three months ended June 30, 2008.
Marketing costs generally consist of personnel and marketing convention costs. We hired one marketing product manager from KNC following the closing of the transaction on May 30, 2008. We do not expect incremental marketing convention costs associated with industry trade shows to be significant as most of the trade shows where the acquired products are to be marketed were previously attended by both Spectranetics and KNC. We intend to incorporate the marketing materials used by KNC for the acquired products into the marketing materials we display at these conventions. If the FDA approves the next-generation ThromCat and SafeCross devices, we expect our marketing costs associated with the ThromCat and SafeCross will increase.
Research and Development — These costs consist primarily of product development, regulatory submission and clinical study costs.
The historical research and development costs associated with the Kensey Nash Endovascular Business are not necessarily indicative of the costs that Spectranetics will incur.
On May 30, 2008, KNC and Spectranetics entered into a Development and Regulatory Services Agreement pursuant to which KNC will conduct work on behalf of Spectranetics to develop and obtain regulatory approval from the FDA for certain next-generation SafeCross and ThromCat products at KNC’s expense. Spectranetics will own all intellectual property resulting from this development work. If clinical studies are required to obtain approval from the FDA for those next-generation products, the costs will be shared equally by KNC and Spectranetics. Spectranetics will pay KNC up to $8 million upon achievement of certain objectives relating to such product development activities and regulatory approvals for certain of the next-generation products. We currently anticipate recording the milestone payments, if required, as an adjustment to goodwill. There can be no assurance that regulatory approval will be obtained from the FDA for any products to be developed under the Development and Regulatory Services Agreement.
Our research and development priorities are currently focused on the next-generation ThromCat and SafeCross devices. As the costs of these efforts are the responsibility of KNC, we do not expect incremental research and development costs to be significant. Following any FDA approval of the next-generation ThromCat and SafeCross products, further product development work will be mutually agreed upon by the parties and will be performed by KNC with the costs shared equally between KNC and Spectranetics. Regulatory submission costs are the responsibility of KNC and clinical study costs, if required, will be shared equally by the parties. We do not currently expect clinical studies to be required for FDA clearance of the next-generation ThromCat and SafeCross products. Clinical study costs may increase if and when expanded labeling is pursued for the ThromCat product. ThromCat is currently indicated for mechanical removal of thrombus in synthetic hemodialysis access grafts and native vessel dialysis fistulae. We may choose to seek expanded labeling to include other indications, however, our plans in that regard have not been finalized and will largely depend on discussion with the FDA related to the regulatory pathway associated with expanding to other indications.